Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2025 relating to the financial statements appearing in the Annual Report on Form 20-F of Ucommune International Ltd. for the year ended December 31, 2024.

/s/ Marcum Asia CPAs LLP

Beijing China
August 14, 2025

BEIJING OFFICE ● Unit 2419-2422 ● Kerry Center South Tower ● 1 Guang Hua Road ● Chaoyang District, Beijing ● 100020

Phone 8610.8518.7992 ● Fax 8610.8518.7993 ● www.marcumasia.com